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                              ROGUE WAVE SOFTWARE, INC.


                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


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                                  TABLE OF CONTENTS
                                  -----------------
                                                                            PAGE

1.   AMENDMENT AND RESTATEMENT...............................................  1
     1.1  Amendment and Restatement..........................................  1

2.   GENERAL.................................................................  1
     2.1  Definitions........................................................  1

3.  REGISTRATION; RESTRICTIONS ON TRANSFER...................................  2
     3.1  Restrictions on Transfer...........................................  2
     3.2  Demand Registration................................................  3
     3.3  Piggyback Registrations............................................  5
     3.4  Form S-3 Registration..............................................  5
     3.5  Expenses of Registration...........................................  6
     3.6  Obligations of the Company.........................................  6
     3.7  Termination of Registration Rights.................................  7
     3.8  Delay of Registration..............................................  8
     3.9  Indemnification....................................................  8
     3.10 Assignment of Registration Rights.................................. 10
     3.11 Amendment of Registration Rights................................... 10
     3.12 Limitation on Subsequent Registration Rights....................... 10
     3.13 "Market Stand-Off" Agreement....................................... 10

4.  COVENANTS OF THE COMPANY................................................. 11
     4.1  Basic Financial Information and Reporting.......................... 11
     4.2  Inspection Rights.................................................. 11
     4.3  Confidentiality of Records......................................... 11
     4.4  Reservation of Common Stock........................................ 12
     4.5  Stock Vesting...................................................... 12
     4.6  Key Man Insurance.................................................. 12
     4.7  Proprietary Information and Inventions Agreement................... 12
     4.8  Directors' Expenses................................................ 13
     4.9  Real Property Holding Corporation.................................. 13
     4.10 Directors and Officers Liability Insurance......................... 13
     4.11 Indemnification of Directors and Officers.......................... 13
     4.12 Expenditures Subject to Board Approval............................. 13
     4.13 Qualified Small Business........................................... 13
     4.14 Termination of Covenants........................................... 13

5.  RIGHTS OF FIRST REFUSAL.................................................. 13
     5.1  Subsequent Offerings............................................... 13
     5.2  Exercise of Rights................................................. 14
     5.3  Termination of Rights of First Refusal............................. 14
     5.4  Transfer of Rights of First Refusal................................ 14
     5.5  Excluded Securities................................................ 14

6.  MISCELLANEOUS............................................................ 15
     6.1  Governing Law...................................................... 15


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                                  TABLE OF CONTENTS
                                  -----------------
                                                                            PAGE

     6.2  Survival........................................................... 15
     6.3  Successors and Assigns............................................. 15
     6.4  Separability....................................................... 15
     6.5  Amendment and Waiver............................................... 15
     6.6  Delays or Omissions................................................ 16
     6.7  Notices............................................................ 16
     6.8  Attorneys' Fees.................................................... 16
     6.9  Titles and Subtitles............................................... 16
     6.10 Counterparts....................................................... 16


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                              ROGUE WAVE SOFTWARE, INC.

                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "Agreement") is entered into as of the 10th day of November, 1995 by and among ROGUE WAVE SOFTWARE, INC., an Oregon corporation (the "Company"), the persons listed on the attached Exhibit A who became signatories to this Agreement (collectively, the "Investors" and each individually as an "Investor") and the persons listed on the attached Exhibit B (collectively, the "Key Shareholders" and individually as a "Key Shareholder").

                                       RECITALS

     WHEREAS, certain of the Investors hold shares of the Company's Series A Preferred Stock (the "Series A Stock") and possess registration rights, information rights and other rights pursuant to that certain Investors Rights Agreement dated as of June 30, 1994 between the Company, the Key Shareholders and such Investors (the "Prior Agreement");

     WHEREAS, the Company and the undersigned Investors who hold Series A Stock desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement; and

     WHEREAS, the Investors are parties to the Series B Preferred Stock Purchase Agreement dated as of the date hereof (the "Series B Agreement"), and certain of the Company's and such Investors' obligations to purchase Series B Preferred Stock ("Series B Stock") under the Series B Agreement are conditioned upon the execution and delivery by such Investors, the holders of at least a majority of the Series A Stock and the Company of this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Investors who are parties to the Prior Agreement hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

1.   AMENDMENT AND RESTATEMENT.

     1.1 AMENDMENT AND RESTATEMENT. Effective upon the closing of the sale and issuance of the Series B Stock pursuant to the Series B Agreement, all provisions of, rights granted and covenants made in the Prior Agreement and any other agreement between the Company, the Investors and the Key Shareholders, are hereby waived released and terminated in their entirety and shall have no further force or effect whatsoever. The rights and covenants contained in this Agreement set forth the sole and entire agreement among the Company, the Investors and the Key Shareholders on the subject matter hereof and supersede any and all rights granted or covenants made under any prior agreement.

2.   GENERAL.

     2.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

          "Holder" means any person owning of record Registrable Securities or any assignee of record of such Registrable Securities in accordance with Section
3.10 hereof.


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          "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

          "Registrable Securities" means (i) Common Stock of the Company acquired from the Company and held by a Key Shareholder, (ii) Common Stock of the Company issued or issuable upon conversion of the Shares, and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferror's rights under Article III of this Agreement are not assigned.

           "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (1) are then issued and outstanding or (2) are issuable pursuant to then exercisable or convertible securities.

          "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 3.2, 3.3 and 3.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Twenty-Five Thousand Dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale.

          "Shares" shall mean the Company's Series A Stock and Series B Stock.

          "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "SEC" or "Commission" means the Securities and Exchange Commission.

3. REGISTRATION; RESTRICTIONS ON TRANSFER

     3.1  RESTRICTIONS ON TRANSFER.

          3.1.1 Each Investor agrees not to make any disposition of all or any portion of the Shares (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.1, provided and to the extent such Sections are then applicable and:


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               (a)  There is then in effect a registration statement under the
Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (A) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act or any state securities or "blue sky" laws. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is (A) a partnership to its partners in accordance with partnership interests, or (B) to the Investor's family member or trust for the benefit of an individual Investor, provided the transferee agrees in writing to be subject to the terms of this Section 3.1 to the same extent as if he were an original Investor hereunder.

          3.1.2 Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in the Agreement):

                    THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ALL STATE SECURITIES OR BLUE SKY LAWS OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          3.1.3 The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          3.1.4 Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

     3.2  DEMAND REGISTRATION.

          3.2.1 Subject to the conditions of this Section 3.2, if the Company shall receive at any time after the earlier of (i) the date one hundred eighty (180) days following the effective date of the registration statement pertaining to the initial public offering of the Company's common stock (the "Initial


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Offering"), or (ii) May 31, 1997, a written request from Investors holding more than seventy-five percent (75%) of the Shares then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate offering price to the public in excess of $2,500,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of Section 3.2.2, effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

          3.2.2 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3.2 and the Company shall include such information in the written notice referred to in Section 3.2.1. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 3.2, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the Initiating Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders; and second, to all other Holders of Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

          3.2.3     The Company shall not be obligated to effect more than two
(2) registrations pursuant to this Section 3.2.

          3.2.4 The Company shall not be required to effect a registration pursuant to this Section 3.2 during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to its Initial Offering, provided that the Company is making reasonable and good faith efforts to cause such registration statement to become effective. In addition, the Company shall not be required to effect a registration pursuant to this Section 3.2 if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 3.2.1, the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days.

          3.2.5 Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company no more than twice in any one-year period.


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     3.3  PIGGYBACK REGISTRATIONS.  The Company shall notify all Holders of
Registrable Securities in writing at least thirty (30) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          3.3.1 UNDERWRITING. If the registration statement under which the Company gives notice under this Section 3.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 3.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Investors who are Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders; third, to the Holders (other than the Investors) on a pro rata basis based on the total number of Registrable Securities held by the Holders; and fourth, to any shareholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the Investors (as defined in this Agreement) included in the registration be reduced below twenty-five percent (25%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Investors may be excluded in accordance with the immediately preceding sentence. In no event will shares of any other selling shareholder be included in such registration which would reduce the number of shares which may be included by any Investor without the written consent of Investors holding not less than 75% of the Shares proposed to be sold in the offering.

     3.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Investor who is a Holder of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder, the Company will:

          3.4.1 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

          3.4.2 as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together


                                          5
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with all or such portion of the Registrable Securities of any other Holder or
Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.4: (i) if Form S-3 is not available for such offering by the Holders, (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000, (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 3.4, (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 3.4, or (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          3.4.3 Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All Registration Expenses incurred in connection with registrations requested pursuant to this Section 3.4 after the first two (2) registrations shall be paid by the selling Holders pro rata in proportion to the number of shares sold by each.

     3.5 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 3.2 or any registration under Section 3.3 or Section 3.4 herein shall be borne by the Company (except as set forth in Section 3.4.3). All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 3.2 or 3.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of 75% of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 3.2 or
Section 3.4, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to Section 3.5(a), then the Holders shall not forfeit their rights pursuant to Section 3.2 or Section 3.4 to a demand registration.

     3.6 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          3.6.1 Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of 75% of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.


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

          3.6.2 Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

          3.6.3 Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          3.6.4 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          3.6.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          3.6.6 Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          3.6.7 Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

     3.7 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to a Holder under this Article III shall terminate and be of no further force and effect upon the earlier of (i) seven (7) years after the date following the closing of the Company's Initial Offering, or (ii) the date on which the Company's Common Stock is publicly traded on a national securities exchange and all Registrable Securities held by and issuable to such Holder may be sold under Rule 144 during any ninety (90) day period, provided that such Holder then holds less than 1% of the then outstanding voting stock of the Company.

     3.8  DELAY OF REGISTRATION; FURNISHING INFORMATION.

          3.8.1 No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Article III.

          3.8.2 It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.2, 3.3 or 3.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

     3.9 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 3.2, 3.3 or 3.4:

          3.9.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 3.9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

          3.9.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 3.9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 3.9 exceed the gross proceeds from the offering received by such Holder.

          3.9.3     Promptly after receipt by an indemnified party under this
Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.

          3.9.4 If the indemnification provided for in this Section 3.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          3.9.5 The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          3.9.6     The obligations of the Company and Holders under this
Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

     3.10 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Article III may be assigned by a Holder to a transferee or assignee of Registrable Securities; provided, however, that no such transferee or assignee shall be entitled to registration rights under Sections 3.2, 3.3 or 3.4 hereof unless it acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations) and the Company shall, within twenty (20) days after such transfer, be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and provided further, that such transferee agrees in writing to be bound by the terms of this Agreement. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary, parent, general partner or limited partner of a Holder.

     3.11 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Article III may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least 75% of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 3.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Article III, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

     3.12 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of 75% of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would permit such holder to require that the Company register any securities held by such holder.

     3.13 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, an Investor holding more than one percent (1%) of the Company's voting securities shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) for a period specified by the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

          (a) such agreement shall apply only to the Company's Initial Offering; and

          (b) all officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

     The obligations described in this Section 3.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. In order to implement the provisions of this Section 3.13, each Investor agrees to execute and deliver to the Company, upon the Company's request, a "lock-up" or other similar agreement reasonably requested by an underwriter of the Company's Common Stock.

4. COVENANTS OF THE COMPANY

     4.1  BASIC FINANCIAL INFORMATION AND REPORTING.

          4.1.1 The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

          4.1.2 So long as an Investor (with its affiliates) shall own not less than two hundred fifty thousand (250,000) shares (as adjusted for stock splits, combinations and the like) of Registrable Securities (a "Major Investor"), as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, the Company will, if requested, furnish each such Major Investor a consolidated balance sheet of the Company, as at the end of such fiscal year, and a consolidated statement of income and a consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

          4.1.3 If requested, the Company will furnish each Major Investor, as soon as practicable after the end of each quarterly accounting period of the Company, and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company as of the end of each such quarterly period, and an unaudited consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, prepared internally and in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

          4.1.4 The Company will furnish each such Major Investor (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget of sales and expenses for such fiscal year; and (ii) within thirty (30) days after the end of each month, an unaudited balance sheet and statements of income and cash flows, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made, but such statement shall set forth applicable budget figures and variances from budget.

     4.2 INSPECTION RIGHTS. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

     4.3  CONFIDENTIALITY OF RECORDS.

          4.3.1 Each Investor agrees not to use Confidential Information (as hereinafter defined) of the Company for its own use or for any purpose except to evaluate and enforce its equity investment in the Company. Except as permitted under subsection 3.3.2 below, each Investor agrees to use its best efforts not to disclose such Confidential Information to any third parties. Each Investor shall undertake to treat such Confidential Information in a manner consistent with the treatment of its own information of such proprietary nature and agrees that it shall protect the confidentiality of and use reasonable best efforts to prevent disclosure of the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of any Investor who receives Confidential Information shall agree to be bound by such provisions. For purposes of this Section, "Confidential Information" means any information, technical data, or know-how, including, but not limited to, the Company's research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by the Company either directly or indirectly in writing or confirmed promptly in writing to be Confidential Information.

          4.3.2 Confidential Information does not include information, technical data or know-how which (i) is in the Investor's possession at the time of disclosure as shown by Investor's files and records immediately prior to the time of disclosure; (ii) before or after it has been disclosed to the Investor, it is part of the public knowledge or literature, not as a result of any action or inaction of the Investor; or (iii) is approved for release by written authorization of Company. The provisions of this Section shall not apply (i) to the extent that an Investor is required to disclose Confidential Information pursuant to any law, statute, rule or regulation or any order of any court or jurisdiction process or pursuant to any direction, request or requirement (whether or not having the force of law but if not having the force of law being of a type with which institutional investors in the relevant jurisdiction are accustomed to comply) of any self-regulating organization or any governmental, fiscal, monetary or other authority; (ii) to the disclosure of Confidential Information to an Investor's employees, counsel, accountants or other professional advisors; (iv) to the extent that an Investor needs to disclose Confidential Information for the protection of any of such Investor's rights or interest against the Company, whether under this Agreement or otherwise; or (v) to the disclosure of Confidential Information to a prospective transferee of securities which agrees in writing to be bound by the provisions of this Section in connection with the receipt of such Confidential Information.

     4.4 RESERVATION OF COMMON STOCK. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

     4.5 STOCK VESTING. Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (i) twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (ii) seventy-five percent (75%) of such stock shall vest over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

     4.6 KEY MAN INSURANCE. Subject to the approval of the Board of Directors, the Company will use its best efforts to obtain and maintain in full force and effect term life insurance in the amount of one million ($1,000,000) dollars on the lives of each of Thomas Keffer and Dan Whitaker, naming the Company as beneficiary.

     4.7 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached to the Series B Agreement as Exhibit H.

     4.8 DIRECTORS' EXPENSES. The Company shall not pay any compensation to any member of the Company's Board of Directors in connection with the performance of his or her duties as a Director, provided, however, that the Company shall pay the reasonable expenses of members of the Company's Board of Directors in connection with attending Board of Directors meetings (including airfare and hotels).

     4.9 REAL PROPERTY HOLDING CORPORATION. The Company covenants that it will operate in a manner such that it will not become a "United States real property holding corporation" ("USRPHC") as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The Company agrees to make determinations as to its status as a USRPHC, and will file statements concerning those determinations with the Internal Revenue Service, in the manner and at the times required under Reg. Section 1.897-2(h), or any supplementary or successor provision thereto. Within 30 days of a request from an Investor or any of its partners, the Company will inform the requesting party, in the manner set forth in Reg. Section 1.897- 2(h)(1) or any supplementary or successor provision thereto, whether that party's interest in the Company constitutes a United States real property interest (within the meaning of Internal Revenue Code Section 897(c)(1) and the regulations thereunder) and whether the Company has provided to the Internal Revenue Service all required notices as to its USRPHC status.

     4.10 DIRECTORS AND OFFICERS LIABILITY INSURANCE. Subject to the availability of commercially reasonable rates, the Company will use its best efforts to obtain and maintain in full force and effect for as long as a representative of the Investors serves on the Company's Board of Directors, directors and officers liability insurance in the minimum amount of $1,000,000.

     4.11 INDEMNIFICATION OF DIRECTORS AND OFFICERS. As long as any representative of the Investors serves on the Company's Board of Directors, the Company will at all times provide in its Articles of Incorporation and Bylaws, indemnification of its directors and officers to the full extent permitted by law.

     4.12 EXPENDITURES SUBJECT TO BOARD APPROVAL. The Company shall not commit to expend in excess of $150,000 with respect to any single expenditure, for capital improvements (including capital leases), without prior written authorization of the Company's Board of Directors. The Company shall obtain the unanimous approval of the Board of Directors for payment of any salary in excess of $90,000 per annum.

     4.13 QUALIFIED SMALL BUSINESS. The Company hereby covenants that, so long as the Series B Stock held by the Holders remains outstanding, the Company will use its best efforts to cause the Company to continue to qualify as a "Qualified Small Business" as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended; provided that, if the Company's Board of Directors determines that an action or omission which causes such qualification to no longer be available is in the best interest of the Company, the Company shall no longer be subject to the foregoing covenant.

     4.14 TERMINATION OF COVENANTS.  All covenants of the Company contained in
Article IV of this Agreement shall expire and terminate as to each Investor immediately after the time of effectiveness of the Company's first firm commitment underwritten public offering registered under the Securities Act.

5. RIGHTS OF FIRST REFUSAL.

     5.1 SUBSEQUENT OFFERINGS. Each Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5.6 hereof. Each Investor's pro rata share is equal to the ratio of (A) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) of which such Investor is a holder immediately prior to the issuance of such Equity Securities to (B) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any stock or similar security of the Company, (ii) any security convertible, with or without consideration, into any stock or similar security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any stock or similar security or (iv) any such warrant or right.

     5.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities, it shall give each Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Investor shall have fifteen
(15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

     5.3 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Article V shall terminate upon the closing of an underwritten public offering of Common Stock of the Company made pursuant to an effective registration statement under the Securities Act.

     5.4 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Investor under this Article V may be transferred to any constituent partner or affiliate of such Investor, to any successor in interest to all or substantially all the assets of such Investor, or to a transferee who acquires at least fifty thousand (50,000) shares (as adjusted for stock splits, combinations and the like) of Registrable Securities, provided that such transferee agrees in writing to be bound by the provisions of this Agreement.

     5.5  EXCLUDED SECURITIES.  The rights of first refusal established by this
Article V shall have no application to any of the following Equity Securities:

          5.5.1 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board;

          5.5.2 stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement, and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Article V applied with respect to the initial sale or grant by the Company of such rights or agreements;

          5.5.3 any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

          5.5.4 any Equity Securities that are issued by the Company as part of an underwritten public offering referred to in Section 5.3 hereof;

          5.5.5 shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

          5.5.6     shares of Common Stock issued upon conversion of the Shares;
and

          5.5.7 any Equity Securities issued pursuant to any equipment leasing arrangement or bank financing.

6. MISCELLANEOUS.

     6.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement, and the rights and obligations hereunder, may not be assigned by any party hereto without the prior written consent of the Company and the holders of at least a majority in interest of the Shares. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

     6.4 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.5  AMENDMENT AND WAIVER.

          6.5.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least 75% of the Registrable Securities.

          6.5.2 Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least 75% of the Registrable Securities.

     6.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

     6.7 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

     6.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     6.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.




                        [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By: /s/ Thomas Keffer
   --------------------------------
   Thomas Keffer, President



INVESTORS:



-----------------------------------
(PRINT NAME OF INVESTOR)


By:
   --------------------------------
   (SIGNATURE)

Title:
   --------------------------------



KEY SHAREHOLDERS:



-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)


/s/ Signature
-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:



-----------------------------------
(PRINT NAME OF INVESTOR)


By:
   --------------------------------
   (SIGNATURE)

Title:
   --------------------------------



KEY SHAREHOLDERS:


Dan Whitaker
-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)


/s/ Dan Whitaker           11/9/95
-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:



-----------------------------------
(PRINT NAME OF INVESTOR)


By:
   --------------------------------
   (SIGNATURE)

Title:
   --------------------------------



KEY SHAREHOLDERS:


  Kevin Gartner
-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)


/s/ Kevin E. Gartner
-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:



-----------------------------------
(PRINT NAME OF INVESTOR)


By:
   --------------------------------
   (SIGNATURE)

Title:
   --------------------------------



KEY SHAREHOLDERS:


 Allan Vermeulen
-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)


/s/ Allen Vermeulen
-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:


El Dorado Ventures III, L.P.
-----------------------------------
(PRINT NAME OF INVESTOR)
By:  El Dorado Venture Partners III,
Its Leneral Partner
By: /s/
   --------------------------------
   (SIGNATURE)

Title:  General Partner
   --------------------------------



KEY SHAREHOLDERS:



-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)


/s/
-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:


El Dorado C&L Fund, L.P.
-----------------------------------
(PRINT NAME OF INVESTOR)
By:  El Dorado Venture Partners III,
Its General Partner

By: /s/
   --------------------------------
   (SIGNATURE)

Title:  General Partner
   --------------------------------



KEY SHAREHOLDERS:



-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)



-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:


MENLO VENTURES VI, L.P.
-----------------------------------
(PRINT NAME OF INVESTOR)
By:  MV Management VI, L.P.
     its General Partner

By: /s/
   --------------------------------
   (SIGNATURE)

Title:  General Partner
   --------------------------------



KEY SHAREHOLDERS:



-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)


/s/
-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:


MENLO ENTREPRENEURS FUND VI, L.P.
-----------------------------------
(PRINT NAME OF INVESTOR)
By:  MV Management VI; L.P.
     its General Partner

By: /s/
   --------------------------------
   (SIGNATURE)

Title:  General Partner
   --------------------------------



KEY SHAREHOLDERS:



-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)


/s/
-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:



WA&H Investments, L.L.C.


By:  Wessels, Arnold & Henderson Group, L.L.C.
     its managing member

By: /s/ Kenneth J. Wessels
   --------------------------------
     Kenneth J. Wessels
     CEO/Managing Director




KEY SHAREHOLDERS:



-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)



-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed the AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:

ROGUE WAVE SOFTWARE, INC.
260 S.W. Madison
Corvallis, OR 97333


By:
   --------------------------------
   Thomas Keffer, President



INVESTORS:


  Ronald Pillar
-----------------------------------
(PRINT NAME OF INVESTOR)


By: /s/ Ronald Pillar
   --------------------------------
   (SIGNATURE)

Title:
   --------------------------------



KEY SHAREHOLDERS:



-----------------------------------
(PRINT NAME OF KEY SHAREHOLDER)



-----------------------------------
(SIGNATURE)


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      EXHIBIT A

                                      INVESTORS


El Dorado Ventures III, L.P.

El Dorado Technology IV, L.P.

El Dorado C&L Fund, L.P.

Menlo Ventures VI, L.P.

Menlo Entrepreneurs Fund VI, L.P.

Wessels Arnold & Henderson

Ronald Pillar


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                      EXHIBIT B

                                   KEY SHAREHOLDERS


Thomas Keffer

Dan Whitaker

Kevin Gartner

Allan Vermeulen

Gene Cho


               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              ROGUE WAVE SOFTWARE, INC.

                                 AMENDMENT AGREEMENT

     THIS AMENDMENT AGREEMENT (the "Agreement") is made as of June 27, 1996, by and among ROGUE WAVE SOFTWARE, INC., an Oregon corporation (the "Company"), the holders of the Company's Series A Preferred Stock and Series B Preferred Stock (the "Investors") and certain holders of the Company's Common Stock (the "Key Shareholders").

     WHEREAS, the Company, the Investors and the Key Shareholders have entered into that certain Amended and Restated Investors' Rights Agreement dated November 10, 1995 attached hereto as Exhibit A (the "Investors' Rights Agreement"); and

     WHEREAS, in accordance with Sections 3.11 and 6.5 of the Investors' Rights Agreement, the Company, the Investors and the Key Shareholders wish to amend such agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and of other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   AMENDMENT.

     Section 3.13 of the Investors' Rights Agreement is hereby amended to read in its entirety as follows:

          3.13 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

               (i) such agreement shall apply only to the Company's Initial Offering; and

               (ii) all officers and directors of the Company enter into similar agreements.

     The obligations described in this Section 3.13 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period In order to implement the provisions of this
Section 3.13, each Holder agrees to execute and deliver to the Company, upon the Company's request, a "lock-up" or similar agreement reasonably requested by an underwriter of the Company's Common Stock.

2. This Agreement may be executed in two or more components, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                          1.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.

                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

By: /s/ Thomas Keffer                        By:
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)

                                                  /s/ Thomas Keffer
                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.

                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

By:                                          By:
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             Allan Vermeulen
                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)

                                                  /s/ Allen Vermeulen
                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.

                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

By:                                          By:
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             Dan Whitaker
                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)

                                                  /s/ Dan Whitaker
                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.


                                             MENLO VENTURES VI, L.P.
                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

                                             By:  MV Management VI, L.P.
                                                  its General Partner
By:                                          By: /s/ Signature
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:  General Partner
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)


                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.
                                             MENLO ENTREPRENEURS FUND VI, L.P.
                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

                                             By:  MV Management VI, L.P.
                                                  its General Partner
By:                                          By: /s/ Signature
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:  General Partner
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)


                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.
                                             El Dorado Ventures III, L.P.
                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

                                             By:  Its General Partner
                                                  El Dorado Venture Partners III
By:                                          By: /s/
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:  General Partner
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)


                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.
                                             El Dorado Technology IV, L.P.
                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

                                             By:  Its General Partner
                                                  El Dorado Venture Partners III
By:                                          By: /s/ Signature
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:  General Partner
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)


                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.
                                             El Dorado C&L Fund, L.P.
                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

                                             By: Its General Partner
                                                 El Dorado Venture Partners, III
By: /s/ Thomas Keffer                        By: /s/ Signature
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:  General Partner
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)


                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.
                                             WA&H Investment, L.L.C.
                                             By:  Wessels, Arnold & Henderson
                                                  Group L.L.C.
                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

                                             Its managing member
By: /s/ Thomas Keffer                        By: /s/ Signature
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:  Managing Director-CFO
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:


                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)


                                             -----------------------------------
                                             (SIGNATURE)


                                          2.

     IN WITNESS WHEREOF, this AMENDMENT AGREEMENT is hereby executed as of the date first above written.

COMPANY:                                     INVESTOR:

ROGUE WAVE SOFTWARE, INC.

                                             -----------------------------------
                                             (PRINT NAME OF INVESTOR)

By:                                          By:
   --------------------------------             --------------------------------
      Thomas Keffer, President                  (SIGNATURE)

                                             Title:
                                                    ----------------------------
                                                     (IF APPLICABLE)


                                             KEY SHAREHOLDER:

                                             Kevin E. Gartner
                                             -----------------------------------
                                             (PRINT NAME OF KEY SHAREHOLDER)

                                                  /s/ Kevin E. Gartner
                                             -----------------------------------
                                             (SIGNATURE)


                                          2.